                                                                     Exhibit 2s.
                                                                     -----------

                                POWER OF ATTORNEY
                                -----------------

     We, the undersigned Trustees and officers of Western Asset Premier Bond Fund (the "Trust"), hereby severally constitute and appoint each of Ilene S. Harker, Lisa G. Hathaway, Marie K. Karpinski, Marc R. Duffy and Bryan Chegwidden and each of them singly, with full powers of substitution and resubstitution, our true and lawful attorney, with full power to him or her to sign for us, and in our name and in the capacities indicated below, any one or more Registration Statements of the Trust on Form N-2, whether covering common shares of beneficial interest or preferred shares of beneficial interest, all Pre-Effective Amendments to any such Registration Statements of the Trust, any and all subsequent Post-Effective Amendments to said Registration Statements, any and all supplements or other instruments in connection therewith, and any subsequent Registration Statements for the same offering which may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the securities regulators of the appropriate states and territories, and generally to do all such things in our name and on our behalf in connection therewith as said attorney deems necessary or appropriate to comply with the Securities Act of 1933, the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission and of the appropriate state and territorial regulators, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney or his or her substitute lawfully could do or cause to be done by virtue hereof.

Name                                   Capacity                      Date
----                                   --------                      ----

/s/ Ronald J. Arnault                  Trustee                  February 5, 2002
----------------------------
Ronald J. Arnault

/s/ John E. Bryson                     Trustee                  February 5, 2002
----------------------------
John E. Bryson

/s/ Anita L. Defrantz                  Trustee                  February 5, 2002
----------------------------
Anita L. DeFrantz

/s/ William G. Mcgagh                  Trustee                  February 5, 2002
----------------------------
William G. McGagh

/s/ Ronald L. Olson                    Trustee                  February 5, 2002
----------------------------
Ronald L. Olson

/s/ William E. B. Siart                Trustee                  February 5, 2002
----------------------------
William E. B. Siart

/s/ Louis A. Simpson                   Trustee                  February 5, 2002
----------------------------
Louis A. Simpson

/s/ James W. Hirschmann III            President                February 5, 2002
----------------------------
James W. Hirschmann III

/s/ Ilene S. Harker                    Vice President           February 5, 2002
----------------------------
Ilene S. Harker

/s/ S. Kenneth Leech                   Vice President           February 5, 2002
----------------------------
S. Kenneth Leech

/s/ Marie K. Karpinski                 Treasurer and            February 5, 2002
----------------------------           Principal Financial and
Marie K. Karpinski                     Accounting Officer

/s/ Erin K. Morris                     Assistant Treasurer      February 5, 2002
----------------------------
Erin K. Morris

/s/ Lisa G. Hathaway                   Secretary                February 5, 2002
----------------------------
Lisa G. Hathaway

                                      -2-